Crowe Horwath LLP
Member Horwath International

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64318 on Form  S-8 of Tower Financial Corporation of our report dated June 22, 2009 appearing in this Annual Report on Form 11-K of Tower Financial 401(k) Plan for the year ended December 31, 2008.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
June 26, 2009